UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2024

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 11, 2024, Bright Horizons Family Solutions LLC (the “Borrower”) and Bright Horizons Capital Corp. (“Holdings”), both wholly-owned subsidiaries of Bright Horizons Family Solutions Inc., together with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, each of the Loan Parties (as defined therein) party thereto, and the Lenders (as defined therein) party thereto, amended the Borrower’s existing senior secured credit facilities by entering into a Second Amendment to Second Amended and Restated Credit Agreement (the “Second Amendment”), which amended that certain Second Amended and Restated Credit Agreement, dated as of November 23, 2021, among the Borrower, Holdings, JPM, as administrative agent and L/C issuer, the Lenders and the other parties party thereto from time to time (as amended and restated by the First Amendment, dated as of December 21, 2022, the “Existing Credit Agreement” and as further amended by the Second Amendment, the “Credit Agreement”).

Pursuant to the Second Amendment, among other things, the Borrower established a new term “B” loan facility in an aggregate principal amount of $583,500,000 (the “2024 Term B Loan Facility” and the loans thereunder, the “2024 Term B Loans”), which refinanced the existing class of term “B” loans (the “Existing Term B Loans”). The proceeds of the 2024 Term B Loans were used to refinance in full all of the outstanding principal amount of the Existing Term B Loans.

Pursuant to the Second Amendment, the Borrower reduced the applicable rate per annum for the 2024 Term B Loan Facility as compared to the Existing Term B Loans by 25 basis points to 2.00% for Term Benchmark Loans (as defined in the Credit Agreement) and 1.00% for ABR Loans (as defined in the Credit Agreement). The applicable rates are subject to a further automatic 25 basis points reduction upon receiving a corporate credit rating of at least Ba3 (stable) and at least BB- (stable) from Moody’s and S&P, respectively. The 2024 Term B Loans, unlike the Existing Term B Loans, are not subject to the Term SOFR Adjustment (as defined in the Credit Agreement). The 2024 Term B Loan Facility continues to have a maturity date of November 23, 2028, the term loan A facility continues to have a maturity date of November 23, 2026 and the revolving credit facility continues to have a maturity date of May 26, 2026. The obligations under the Credit Agreement are secured by the same collateral and guaranteed by the same guarantors as under the Existing Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 11, 2024, by and among Bright Horizons Family Solutions LLC, Bright Horizons Capital Corp., certain other subsidiaries of the Borrower as Loan Parties, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date:	December 11, 2024	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer